                                                                     Exhibit 4.1

                                    WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL, WHICH OPINION AND WHICH COUNSEL SHALL BE REASONABLY SATISFACTORY TO COOLSAVINGS.COM INC., QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

                             COOLSAVINGS.COM INC.

                         Common Stock Purchase Warrant


          coolsavings.com inc., a Michigan corporation (the "Company"), hereby
                                                             -------
certifies that, for value received, Landmark Communications, Inc. or its assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase
      ------
from the Company, at any time and from time to time during the period beginning on July 30, 2001 and ending on July 30, 2009 (the "Expiration Date"), in whole
                                                   ---------------
or in part, the Warrant Shares (defined in Section 1.1 below) of fully paid and non-assessable shares of the Common Stock of the Company at the Purchase Price (defined in Section 1.1 below). The Purchase Price and the number and character of such Warrant Shares are subject to the adjustments provided below, and the term "Common Stock" shall mean, unless the context otherwise requires, the stock
      ------------
or other securities or property at the time deliverable upon the exercise of this Warrant. This Warrant is herein called the "Warrant."
                                                 -------

          1.   EXERCISE OF WARRANT.

          1.1 The Holder of this Warrant is entitled to purchase at a purchase price of $0.01 per share ("Purchase Price") 7,818,731 shares (the "Warrant
                           --------------                          -------
Shares") of Common Stock; provided, however, that, upon consummation of the
------                    --------  -------
First Tranche Closing (as defined in that certain Securities Purchase Agreement, dated as of July 30, 2001, by and among the Holder, Landmark Ventures VI, LLC, and the Company, such agreement, the "Securities Purchase Agreement"), the Warrant Shares that the Holder is entitled to purchase under this Warrant shall be adjusted to equal 10,000,000 shares of Common Stock (the "Base Shares") plus the PIK Shares (defined below) and the Purchase Price of such Warrant Shares and PIK Shares shall be increased to $0.50 (and further to $0.75 from and after July 30, 2005); provided, further, that in the event of a termination of the
           --------  -------
Securities Purchase Agreement, the terms of Section 1.6 shall apply.

          1.2 After the First Tranche Closing, in addition to the Base Shares, the Holder of this Warrant shall be entitled to purchase, at a Purchase Price per share of $0.50 ($0.75 from and after July 30, 2005), two (2) additional shares of Common Stock (adjusted for dividends, splits, combinations and the like) (the "PIK Shares") for every dollar of interest accrued, compounded and added after the date of the First Tranche Closing to the Original Principal Amount (defined below) of the Initial Loan (defined below) on a quarterly basis. The "Initial Loan" is the "Initial Loan" defined in and described under that certain Amended and Restated Loan and Security Agreement dated July 30, 2001 between the Holder and the Company (the "Loan Agreement"), which is further evidenced by the Senior Secured Note (as defined in and attached to the Loan Agreement). The "Original Principal Amount" is the Original Principal Amount of $5,000,000 as defined in the Loan Agreement. Such PIK Shares are part of the Company's obligation to pay the interest accruing under the Initial Loan "in kind"; specifically, the Company is obligated to pay the interest by delivering additional notes and warrants and, in lieu of delivering separately certificated warrants, the Company has agreed to add the PIK Shares (as the warrant portion of the "in kind" payment) to the Base Shares that may be purchased hereunder. The Base Shares and all PIK Shares are collectively the Warrant Shares hereunder. Within ten (10) days of each Quarterly Payment Date (as defined in the Loan Agreement) through the Expiration Date, or as reasonably requested by the Holder, the Company shall issue to the Holder a certificate executed by the Company's chief financial officer or other executive officer setting forth the number of PIK Shares as of such date and the amount of the interest accrued, compounded and added to the Initial Loan.

          1.3  For the purposes hereof, the term "Fully Diluted Basis" shall
                                                  -------------------
mean the outstanding capital stock of the Company on a fully diluted basis assuming as outstanding (a) any shares reserved for issuance under any option plans of the Company, provided that such options in respect of such shares have been issued, (b) shares underlying any warrants including warrants issued in connection with the issuance of the Series C Convertible Preferred Stock, no par value per share (but excluding this Warrant), (c) all securities (excluding shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock")) convertible into or exercisable for capital stock of the Company regardless of the conversion or exercise price, or (d) any capital stock issued or issuable under any agreement of the Company.

          1.4 Other than in the event of a termination of the Securities Purchase Agreement (as set forth in Section 1.6 hereto), in the event that the Warrants issued hereunder at any time prior to the First Tranche Closing equal or exceed 20% of the Common Stock (or any securities convertible into or exercisable for Common Stock) or 20% or more of the outstanding voting power of the Company prior to the date hereof as such terms are defined and referenced in NASD Rule 4350(i)(1)(D), the number of Warrants issued hereunder shall be adjusted to be just less than such 20% (for example 19.999%) of such Common Stock or outstanding voting power of the Company prior to the date hereof. Furthermore, in the event that the Warrants issued hereunder at any time prior to the First Tranche Closing or the SPA Termination Date are less than 19.99% of the Common Stock (or any securities convertible into or exercisable for Common Stock) or less than 19.99% of the outstanding voting power of the Company prior to the date hereof as such terms are defined and referenced in NASD Rule 4350(i)(1)(D), the number of Warrants issued hereunder shall be adjusted to equal at least 19.99% of such Common Stock or outstanding voting power of the Company at such First Tranche Closing or SPA Termination Date.

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          1.5  The Holder hereof agrees that it shall not exercise the Warrant prior to the First Tranche Closing unless (i) the Securities Purchase Agreement is terminated in any manner whatsoever, (ii) there has been an Event of Default (as such term is defined under the Loan and Security Agreement dated as of the date hereof between the parties hereto) under the Loan and Security Agreement or failure to pay interest in kind (including any Warrant Shares) under the Senior Secured Note, or (iii) the Board of Directors of the Company fails to call a meeting of shareholders of the Company or fails to recommend the proposed transactions as contemplated in the Transaction Documents. In the event the Holder is entitled to exercise the Warrant pursuant to this Section 1.5, then
Section 1.4 hereto shall be of no further force and effect upon such exercise and Section 1.6 shall apply.

          1.6 Notwithstanding the foregoing, if the Securities Purchase Agreement is terminated at any time and in any manner whatsoever, then the Warrant Shares that the Holder is entitled to purchase under this Warrant shall be adjusted to equal 19.9% of the outstanding capital stock of the Company, as calculated on a Fully Diluted Basis (defined above) regardless of NASD Rule 4350(i)(1)(D) as of the date of such termination (the "SPA Termination Date") and the Purchase Price shall remain $0.01 per share.

          1.7 Until such time as this Warrant is exercised in full or expires, the Warrant Shares issuable upon exercise and the Purchase Price shall be subject to the further adjustments set forth below.

          1.8 The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by the Holder, to the Company at its office at 360 N. Michigan Avenue, 19th Floor, Chicago, IL 60601, accompanied by payment, of an amount (the "Exercise Payment") equal to the Purchase Price multiplied by the number of shares being purchased pursuant to such exercise, payable as follows:
(a) by payment to the Company in cash, by certified or official bank check, or by wire transfer of the Exercise Payment, (b) by offset, at the Holder's request, of that portion of any promissory note, indebtedness or cash obligation of the Company to the Holder equal to the Exercise Payment, (c) by surrender to the Company for cancellation of securities of the Company having a Market Price (defined below) on the date of exercise equal to the Exercise Payment; or (d) by a combination of the methods described in clauses (a), (b) and (c) above. For purposes hereof, the term "Market Price" shall mean, with respect to any day, the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock or securities are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 15 trading day period in the over-the-counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Company or, if the shares of Common Stock or securities are not publicly traded, the Market Price for such day shall be the fair market value thereof determined jointly by the Company and the holder of this Warrant; provided, however, that if such parties are unable to
                        --------  -------
reach agreement within a reasonable period of time, the Market Price shall be determined in good faith by the independent investment banking firm selected jointly by the Company and the holder of this Warrant or, if

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that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. In no event may this Warrant be exercised at any time after the Expiration Date.

          Notwithstanding any provision herein to the contrary, if the Market Price of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value (as determined below) of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                  X = Y (A-B)
                                      -------
                                         A

where X = the number of shares of Common Stock to be issued to the Holder.

      Y = the number of shares of Common Stock covered by this Warrant in respect of which the net issue election is made pursuant to this
          Section 1.2.

      A = the Market Price of one share of Common Stock, as determined in accordance with the provisions of this Section 1.2.

      B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 1.2.

          1.9  Partial Exercise. This Warrant may be exercised for less than the
               ----------------
full number of shares of Common Stock, in which case the number of shares receivable upon the exercise of this Warrant as a whole, and the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder a new Warrant or Warrants of like tenor calling for the number of shares of Common Stock as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his or its nominee (upon payment by the Holder of any applicable transfer taxes).

          2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of fully paid and non-assessable shares or other securities or property to which the Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid.

          3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the rights granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered Holder of this Warrant shall thereafter be entitled to acquire upon exercise, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock acquirable immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

          3.1  Adjustment for Issue or Sale of Common Stock at Less than
               ---------------------------------------------------------
Purchase Price. Except as provided in Paragraph 3.2 or 3.5 below, if and
--------------
whenever on or after the date hereof (the "Initial Issuance Date"), the Company shall issue or sell or shall be deemed to have issued or sold any shares of its Common Stock (or in case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities")) for a consideration per share less than the Purchase Price in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (the "Triggering Transaction"), the Purchase Price shall be reduced to the price at which the Common Stock, Options or Convertible Securities were issued or deemed to have been issued in such Triggering Transaction.

          For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subsections (1) to (9), inclusive, shall be applicable:

               (1) In case the Company at any time shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable and the price per share for which the Common Stock is issuable upon exercise, conversion or exchange (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
          (y) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of the granting of such

          Option, then the total maximum amount of Common Stock issuable upon the exercise of such Options, or, in the case of Options for Convertible Securities, upon the conversion or exchange of such Convertible Securities, shall (as of the date of granting of such Options) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such shares of Common Stock or such Convertible Securities upon the exercise of such Options, except as otherwise provided in subparagraph (3) below.

               (2) In case the Company at any time shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

               (3) If the purchase price provided for in any Option referred to in subparagraph (1) or the rate at which any Convertible Securities referred to in subparagraphs (1) or (2) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced.

               (4) On the expiration or earlier termination of any Option or the termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration unless otherwise recorded on the Company's financial statements in accordance with generally accepted accounting principles.

               (6) In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as shall be attributed by the Board of Directors of the Company in good faith to such Common Stock, Options or Convertible Securities, as the case may be.

               (7) The number of shares of Common Stock outstanding at any given time shall not include shares owned, held by or for the account of the Company or cancelled, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock for the purpose of this Paragraph 3.1.

               (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Options or Convertible Securities, then in such case any Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               (9) For purposes of this Paragraph 3.1, in case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (x) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (y) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

          3.2  Dividends Not Paid Out of Earnings or Earned Surplus. In the
               ----------------------------------------------------
event the Company shall declare a dividend upon the Common Stock (other than a dividend payable in Common Stock) payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, including the making of appropriate deductions for minority interests, if any, in subsidiaries (herein referred to as "Liquidating Dividends"), then, as soon as possible after the exercise of this Warrant, the Company shall pay to the person exercising such Warrant an amount equal to the aggregate value at the time of such exercise of all Liquidating Dividends (including but not limited to the Common Stock which would have been issued at the time of such earlier exercise and all other securities which would have been issued with respect to such Common Stock by reason of stock splits, stock dividends, mergers or reorganizations, or for any other reason). For the purposes of this Paragraph 3.2, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined in good faith by the Board of Directors of the Company.

          3.3  Subdivisions and Combinations. In case the Company shall at any
               -----------------------------
time (i) subdivide the outstanding Common Stock or (ii) issue a stock dividend on its outstanding Common Stock, the Purchase Price in effect immediately prior to such subdivision or dividend shall be proportionately reduced by the same ratio as the subdivision or dividend. In case the Company shall at any time combine its outstanding Common Stock, the Purchase Price in effect immediately prior to such combination shall be proportionately increased by the same ratio as the combination.

          3.4  Reorganization, Reclassification, Consolidation, Merger or Sale
               ---------------------------------------------------------------
of Assets. If any capital reorganization or reclassification of the capital
---------
stock of the Company, or consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall have the right to acquire and receive, upon exercise of this Warrant, such shares of stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding shares of the Common Stock as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument mailed or delivered to the Holder at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person, unless prior to the consummation of such consolidation, merger or sale the Holder shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the stock, securities or assets then issuable with respect to the Common Stock or the stock, securities or assets, or the equivalent, issued to previous holders of the Common Stock in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

          3.5  No Adjustment for Exercise of Certain Options, Warrants, Etc. The
               ------------------------------------------------------------
provisions of this Section 3 shall not apply to any Common Stock issued, issuable or deemed outstanding under subparagraphs 3.1(1) to (8) inclusive in respect of: (i) options issued under any Approved Plan as such term is defined in the Company's Articles of Incorporation (as amended) or Certificate of Incorporation, as applicable, or if not so defined therein as defined in the Securities Purchase Agreement (provided that when determining whether there are any options remaining for issuance under an Approved Plan, all shares issued and outstanding under such Approved Plan regardless of exercise price must be considered in such calculation), (ii) Options, Convertible Securities and conversion rights in existence on the date hereof, (iii) conversion of the Series B Preferred Stock, the Series C Preferred Stock or this Warrant, (iv) any issuance of additional shares of Series B Preferred Stock as a dividend, and (v) any issuance of additional shares of Series B Preferred Stock in accordance with
Section 2.4 of the Securities Purchase Agreement.

          3.6  Notices of Record Date, Etc.  In the event that:
               ---------------------------

               (1) the Company shall declare any cash dividend upon its Common Stock, or

               (2) the Company shall declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock, or

               (3) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights, or

               (4) there shall be any capital reorganization or reclassification of the capital stock of the Company, including any subdivision or combination of its outstanding shares of Common Stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

               (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the Holder:

               (ii) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

               (iii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause
     (ii) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

          3.7  Grant, Issue or Sale of Options, Convertible Securities, or
               -----------------------------------------------------------
Rights. If at any time or from time to time on or after the date of issuance hereof, the Company shall grant, issue or sell any Options, Convertible Securities or rights to purchase property (the "Purchase Rights") pro rata to
                                                ---------------
the record holders of any class of Common Stock and such grants, issuances or sales do not result in an adjustment of the Purchase Price under Paragraph 3.1 hereof, then the Holder shall be entitled to acquire (within thirty (30) days after the receipt by such holder of the notice concerning Purchase Rights to which such holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either:

               (i) the aggregate Purchase Rights which the Holder could have acquired if it had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of Common Stock without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising Holder as soon as possible after such exercise and it shall not be necessary for the Holder specifically to request delivery of such rights; or

               (ii) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of shares of Common Stock or the amount of property which the Holder could have acquired upon such exercise at the time or times at which the Company granted, issued or sold such expired Purchase Rights.

          3.8  Adjustment by Board of Directors.  If any event occurs as to
               --------------------------------
which, in the opinion of the Board of Directors of the Company, the provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors in good faith shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

          3.9  Fractional Shares.  The Company shall not issue fractions of
               -----------------
shares of Common Stock upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a share of Common Stock would, except for the provisions of this Section 3.9, be issuable upon exercise of this Warrant, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to such fraction, calculated to the nearest one-hundredth (1/100) of a share, multiplied by the Market Price for the Common Stock, determined as of the date of exercise; provided, however, that if the Market Price is to be determined by the Company and the Holder and the parties are unable to reach agreement after a reasonable period of time, the Market Price shall be determined by the Company's Board of Directors in good faith rather than by an independent investment banking firm.

          3.10 Officers' Statement as to Adjustments.  Whenever the Purchase
               -------------------------------------
Price shall be adjusted as provided in Section 3 hereof, the Company shall forthwith file at each office designated for the exercise of this Warrant, a statement, signed by the Chairman of the Board, the President, any Vice President or Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record Holder at his or its address appearing on the stock register. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6 hereof.

          4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the exercise of this Warrant.

          5. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued stock, solely for the issuance and delivery upon the exercise of this Warrant and other similar Warrants, such number of its duly authorized shares of Common Stock as from time to time shall be issuable upon the exercise of this Warrant and all other similar Warrants at the time outstanding.

          6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this

Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

          7. REMEDIES. The Company stipulates that the remedies at law of the Holder in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

          8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

          (a) Subject to the legend appearing on the first page hereof and applicable federal securities laws, title to this Warrant may be transferred by endorsement (by the Holder executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

          (b) Any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

          (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

          (d) Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          (e) The Company shall not be required to pay any Federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Stock in a name other than that of the registered Holder or to issue or deliver any certificates for Common Stock upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder or until it has been established to the Company's satisfaction that no such tax or charge is due.

          9. SUBDIVISION OF RIGHTS. This Warrant (as well as any new warrants issued pursuant to the provisions of this paragraph) is exchangeable, upon the surrender hereof by the Holder, at the principal office of the Company for any number of new warrants of like tenor and date representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.

          10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Warrant who shall have furnished an address to the Company in writing.

          11. HEADINGS, ETC. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect the meaning hereof.

          12. CHANGE, WAIVER, ETC. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought which, in the case of holders of the Warrant, shall be evidenced by the approval of a majority of the total Warrant Shares issued or issuable under this Warrant.

          13. GOVERNING LAW. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                   COOLSAVINGS.COM INC.


                                   By /s/ Matthew Moog
                                     ------------------------------


Dated: July 30, 2001
       -------------

Attest:

       John Adams
------------------------------

                 [To be signed only upon exercise of Warrant]


                                EXERCISE NOTICE
                                ---------------

coolsavings.com inc.
360 N. Michigan Avenue, 19/th/ Floor
Chicago, IL 60601
Attention: Chief Financial Officer

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Purchase Warrant to purchase shares of common stock, no par value per share, issued by coolsavings.com inc. (the "Company") and held by the
                                                -------
undersigned, the original of which is attached hereto, and (check the applicable box):

[_] Tenders herewith payment of the Exercise Payment (as defined in the Warrant) in full in the form of cash, certified check, official bank check or wire transfer or check in the amount of $__________________ for _______________ such securities.

[_] Confirms that payment of the Exercise Payment (as defined in the Warrant) in full by means of a wire transfer in the amount of $__________________ for _______________ such securities has been made to the Company.

[_] Elects to surrender to the Company for cancellation securities of the Company having Market Price (as defined in the Warrant) on the date hereof equal to the Exercise Payment.

     The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

        The undersigned requests that the certificates for such shares be issued in the name of, and be delivered to, ___________________________,whose address is ______________________________.


Dated:

_________________________________


                                              __________________________________


(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

                                              __________________________________
                                                            Address

                 [To be signed only upon transfer of Warrant]


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________ the right represented by the within Warrant to purchase __________________ shares of Common Stock of coolsavings.com inc. to which the within Warrant relates, and appoints ____________________ attorney to transfer said right on the books of coolsavings.com inc., with full power of substitution in the premises.

Dated:

_________________________

                                                  ___________________________


                                     (Signature must conform in all respects to
name of Holder as specified on the face of the Warrant)


                                                  ___________________________
                                                            Address


In the presence of:

___________________________


Transferee hereby represents and warrants to coolsavings.com inc. that Transferee is an "accredited investor" as defined in Rule 501(a) of the Rules and Regulations promulgated under the Securities Act of 1933, as amended.



                                                  ---------------------------
                                                  Transferee



                                                  ---------------------------
                                                  Dated

           [To be signed only on net issue exercise of the Warrant]


                              NET ISSUE ELECTION
                              ------------------


coolsavings.com inc.
360 N. Michigan Avenue, 19/th/ Floor
Chicago, IL 60601
Attention: Chief Financial Officer

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant with respect to ____________ shares of Common Stock of coolsavings.com inc. pursuant to the net issuance provisions set forth in
Section 2.1 of this Warrant and requests that the certificates for the number of shares of Common Stock issuance pursuant to said Section 2.1 after application of the net issuance formula to such ______________ shares to be issued in the name of, and delivered to _____________________________________________________,
federal taxpayer identification number ______________________, whose address is

_______________________________________________________________________________.

Dated:______________________


                              __________________________________________________
                              (Signature must conform to the name of holder as specified on the face of the Warrant)

                              __________________________________________________

                              __________________________________________________
                              (Address)